RESIGNATION AND NON-COMPETE AGREEMENT

      This Agreement ("Agreement") is entered into this 21st day of July, 2004 between KMGP Services, Inc. (on behalf of itself and the other persons and entities included in the definition of KM (as defined below), and Michael
C. Morgan ("Employee").

      WHEREAS, Employee is currently employed as an at-will employee of KM;

      WHEREAS,  Employee  has decided to resign from his  position as President of Kinder Morgan, Inc. ("KMI"), Kinder Morgan G.P., Inc., Kinder Morgan Management, LLC and as an officer and director of their respective affiliates in order to pursue other opportunities, including as a principal of Portcullis Partners, L.P., while remaining an unpaid employee and retaining his membership on KMI's Board of Directors (the "Board");

      WHEREAS, the parties wish to provide for certain terms and conditions associated with this resignation;

      WHEREAS,  the parties negotiated certain terms to extend past employment,
including,    without   limitation,    terms   relating   non-competition   and
confidentiality;

      WHEREAS, Employee agrees that ample consideration was provided to ensure enforcement of such provisions;

      NOW THEREFORE, in consideration of the foregoing premises and the following promises, the parties agree as follows:

      1. Intent of the Parties. It is the intent of the parties that all rights under any previous agreement(s) or understandings concerning Employee's employment by KM shall be waived and forfeited upon execution of this Agreement, except as described on Schedule 1 attached hereto.

      2. Definitions.

         (a) KM. "KM" as used in this Agreement shall mean and include Kinder Morgan Energy Partners, L.P., Kinder Morgan, Inc., Kinder Morgan Management, LLC and their respective divisions, subsidiaries, parents and/or affiliates, successors or assigns, and, for purposes of this Agreement, the term "affiliates" shall have the same definition as the term "affiliated group" in
Section 1504(a) of the Internal Revenue Code of 1986, as amended from time to time.

         (b) Confidential Information. "Confidential Information" shall include all information comprising, concerning or relating to (i) KM's Customers (as defined below), providers, suppliers, and other business affiliates; (ii) KM's policies, practices, operating information, pricing, profits, margins, costs, expenses, return expectations, financial information, business plans, economic models and market approaches; and (iii) other information, techniques or approaches used by KM and not generally known or applied in KM's industry. KM believes that some or all of this information constitutes trade secrets; however, the Confidential Information covered in this Agreement need not satisfy the legal definition or requirements of a

"trade secret" to be protected from disclosure hereunder. Confidential Information shall not include any information that is generally known in KM's industry and information already known to any future employer of Employee through no fault of Employee, and any information disclosed by KM in public filings including without limitation SEC or FERC filings.

         (e) Customer. "Customer" shall include any person or entity to whom at any time during the Employment Period (as defined below) services are being sold by KM, and any person or entity with which, at any time during the Employment Period, KM has established a strategic marketing alliance.

         (f) Effective Date. This Agreement shall be effective upon execution hereof by both parties.

      3. Resignation. Employee hereby resigns his position as an officer and director of each entity included in KM, other than his position as a director of KMI.

      4.  KM's Promises.  In consideration of Employee's performance hereunder:

         (a) Bonus. Employee will be eligible for a 2004 annual incentive bonus under the terms of the KM bonus program. All Bonus Payments shall be subject to applicable required withholdings. Employee shall not be eligible for an annual incentive bonus for any periods flowing calendar year 2004.

         (b) Medical Benefits. KM agrees to provide best efforts to allow Employee to participate, at Employee's cost, in those health benefit plans that active employees are eligible to participate in to the extent permissible by applicable law and subject to the terms and conditions of the applicable plan(s).

         (c) Restricted Stock. In consideration for Employee's promises set forth in Section 5 below (but not in consideration for Employee's service as a director of KMI) and subject to Section 6 below, Employee shall continue to hold 23,333 shares of restricted stock of KMI (as described on Schedule 1 attached hereto) on the same terms and conditions as are set forth in that certain Restricted Stock Agreement (the "July 16, 2003 Grant"), dated July 16, 2003, between Employee and KMI; provided that (i) 8,333 shares shall vest and cease to be subject to forfeiture restrictions on July 16, 2006 and 15,000 shares shall vest on July 16, 2008; (ii) 76,667 shares subject to the July 16, 2003 Grant shall be forfeited; and (iii) to the extent the approval of the shareholders of KMI is not necessary for Employee to continue to hold such 23,333 shares or to cancel the July 16, 2003 Grant and issue Employee a new grant of 23,333 shares of restricted stock of KMI, KM may substitute cash payments in lieu of the value of the restricted stock and the dividends paid thereon. Such payments shall be made (x) on July 16, 2006 and July 16, 2008 in the case of the value of the shares of restricted stock and (y) on the date(s) KMI pays dividends to its shareholders in the case of dividends.

      5. Employee's Promises. Employee acknowledges and agrees that; 1) KM and its affiliates are engaged in, among other things, owning and/or operating integrated natural gas assets, products, chemicals and bulk terminals, refined products, natural gas, natural gas liquids and carbon dioxide pipelines, electricity generating assets, crude oil production assets and other midstream energy assets; (the "Business"); 2) the Business is conducted throughout the

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

United States; 3) his work for KM gave and will continue (during the Employment Period) to give him access to Confidential Information, proprietary information and trade secrets of and concerning KM, KM's actual and potential Customers, providers, suppliers, and other business affiliates; 4) his work for KM gave and will continue (during the Employment Period) to give him access to KM's actual and potential Customers, providers, suppliers, and other business affiliates with whom KM has expended substantial efforts to successfully establish goodwill; and 4) the agreements and covenants contained in this Paragraph 4 are essential to protect the Business and the trade secrets, Confidential Information, proprietary information, goodwill and other legitimate interests of KM. Accordingly, Employee agrees and covenants as follows:

         (a) Confidential Information. Employee agrees and covenants that he shall not at any time, directly or indirectly, (i) use or apply any Confidential Information for any purpose not expressly authorized by an officer of KM, alone or with any other person or entity; or (ii) disclose or provide any Confidential Information to any person or entity not expressly authorized by an officer of KM to receive such Confidential Information provided, however, that Employee shall not be held in breach of this provision should Employee be required to testify pursuant to subpoena under oath or as otherwise required by law, provided additionally that Employee testifies truthfully and that, prior to providing such testimony, Employee notifies KM within 48 hours that his testimony is being sought so as to permit KM to seek to prevent or limit such testimony or otherwise seek to obtain a protective order.

         (b) Non-Disparagement Agreement. Employee agrees and covenants that he will not in any way knowingly disparage KM, its officers, directors, employees, consultants, agents, or business performance, methods, practices, operations, decisions or plans; provided, however, that Employee shall not be held in breach of this provision should Employee be required to testify pursuant to subpoena under oath or as otherwise required by law, provided additionally that Employee testifies truthfully and that, prior to providing such testimony, Employee notifies KM within 48 hours that his testimony is being sought so as to permit KM to seek to prevent or limit such testimony or otherwise seek to obtain a protective order. KM likewise agrees not to disparage Employee, in the same manner and subject to the same limitations set forth in this Section 5(b).

         (c) Non-Solicitation of KM Employees. Employee agrees and covenants that prior to the earlier of (i) July 21, 2008 or (ii) for one (1) years following the date of termination of Employee's membership on the Board for any reason whatsoever, he will not hire, encourage, entice, or otherwise solicit any employee of KM, or aid any third party to hire, encourage, entice or solicit any employee of KM, to leave employment with KM in order to accept employment elsewhere. For purposes of this paragraph, "employment elsewhere" shall include any relationship of employer/employee, any relationship of principal/independent contractor and any relationship of client/consultant.

         (d) Non-Competition. Employee agrees and covenants that prior to the earlier of (i) July 21, 2008 or (ii) one (1) years following the date of termination of Employee's membership on the Board for any reason whatsoever, Employee will not, directly or indirectly, engage or become interested, as employee, owner, consultant, advisor, officer, director or partner, or through stock ownership, investment of capital, lending of money or property, or rendering of services or otherwise, either alone or in association with others, in any type of business or enterprise which is in competition with or which is directly or indirectly detrimental to KM's Business, provided, however, that the record or beneficial ownership by Employee of one percent (1%) or less of the outstanding publicly traded capital stock of any such business or enterprise shall not be deemed to be in violation of this Paragraph 5(d), provided further that Employee is not an employee, consultant, advisor, officer, director or partner of such business or enterprise.

         (e) Confidentiality of this Agreement. KM and Employee agree not to divulge, disclose or publicize in any manner to any third party, including but not limited to current or former employees of KM, the existence or terms and conditions of this Agreement, except, with respect to disclosure by
Employee: (1) insofar as is necessary to enforce the Agreement, comply with this Agreement, applicable laws or regulations, or to respond to an order of a court or administrative agency for disclosure, (2) to Employee's legal counsel, spouse, or tax or financial advisors, on condition that any such person to whom the terms or conditions of this Agreement are disclosed shall be instructed not to disclose the terms or conditions to anyone else; and with respect to disclosure by KM: (1) insofar as is necessary to enforce the Agreement, comply with this Agreement, applicable laws or regulations, or to respond to an order of a court or administrative agency for disclosure, (2) to KM's legal counsel, KM's directors and officers, and KM's internal human resources and accounting personnel and auditors (only to the extent necessary for reporting purposes), on condition that any such person to whom the terms or conditions of this Agreement are disclosed shall be instructed not to disclose the terms or conditions to anyone else.

         (f) Employee acknowledges and agrees that any breach by him of the covenants, commitments and agreements in Paragraph 5 of this Agreement shall constitute a material breach of this Agreement and is likely to result in irreparable injury to KM that could not be compensated by money damages alone. Employee therefore agrees that, notwithstanding any other provision of this Agreement, in addition to any other remedies KM may have at law and/or equity, in the event that KM determines that Employee has breached any of said provisions of this Agreement, KM shall be entitled, at its election, to immediately stop making any payments hereunder and/or to terminate the vesting of, or otherwise cancel or terminate, the unvested portion of the restricted stock referenced in Section 4(c) hereof and/or to enforce the specific performance of this Agreement by Employee and/or to seek to enjoin Employee from activities in breach of said provisions of this Agreement without having to show that there are no other adequate remedies available, whether such breach of said provisions occurs during the Employment Period or thereafter. KM acknowledges and agrees that, without limiting the remedies set forth above, its sole remedy with respect to monetary damages shall be forfeiture of unvested restricted stock described in Section 4(c) hereof.

         (g) The parties stipulate and agree that the terms, covenants, commitments and agreements contained in this Paragraph 5 are fair and reasonable in all respects, and that these restrictions are necessary for the reasonable protection of the legitimate business interests of KM. If, at the time of enforcement of any of these provisions, a court holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the stated period, scope or area. In such event, but only in such event, the parties hereto hereby specifically request a trial court or other tribunal presented

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

with this Agreement for enforcement to reform it as to time, geographic area or scope of activities prohibited to the fullest extent allowed by law and to enforce this Agreement as so reformed.

         (h) Employee shall have the right to request in a special exception to Section 5 of this Agreement. Such request shall be in writing, directed to KM's General Counsel, and shall clearly and specifically identify the exemption sought and the bases therefore. KM shall have thirty (30) business days to respond to such written request for a special exception. If, after a timely review, KMI determines in its sole discretion that no significant issues exist regarding the protection of its trade secrets, proprietary information and/or Confidential Information, the preservation of its goodwill, or a conflict of interest, KMI shall not withhold the granting in writing of said special exception. In the event that KM does not respond to a request for a special exception with the thirty day period described above, KM shall be deemed to have granted the request for special exception. KMI's decision to grant a special exception (or failure to respond to a response therefore) shall not be considered to be a waiver of the provisions of Section 5 except as to the specific activities on behalf of the specific entity for which Employee sought such waiver.

      6. Payment Conditions. In the event that KM determines that Employee has breached any of the provisions of Paragraph 5 of this Agreement, KM shall be entitled to immediately stop making any payments of any type under Paragraph 4(c) of this Agreement and/or to terminate the vesting or exercisability of 23,333 shares of restricted stock reference in Section 5 hereof (to the extent vesting has not occurred at the time of breach), or to require that Employee's stock option grant of October 9, 1999 shall expire on the thirtieth day after KM provides Employee notice of such breach.

      7. Adequacy of Consideration. By executing this Agreement, KM and Employee acknowledges the receipt and sufficiency of the consideration provided by the other in conjunction with executing this Agreement and the Further Release. Each acknowledges and confirms to the other that the consideration provided by the other is good and valuable consideration legally supportive of each party's respective rights, duties and obligations hereunder and under the Further Release. By executing this Agreement, KM and Employee shall be estopped from raising and hereby expressly waive any defense regarding the receipt and/or legal sufficiency of the consideration provided by one to the other with respect to this Agreement and the Further Release.

      8. Assignability. This Agreement shall inure to the benefit of, and be binding upon, Employee and Employee's personal or legal representatives, employees, administrators, successors, heirs, distributees, devisees and legatees, and KM, its successors and assignees, provided, however, that neither KM nor Employee may assign any of Employee's or its obligations, rights or benefits hereunder without the prior written consent of the other.

      9. Headings. The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.


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

      10. Controlling Law. This Agreement shall be governed and construed in accordance with the laws of Texas. The parties agree that any legal action regarding this Agreement must be filed in the state of Texas.

      11. Entire Agreement. This document constitutes the entire agreement of the parties on the subject matters addressed herein and may not be expanded or except by express written agreement executed by both.

      12. Counterparts. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties on separate counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

     [Remainder of page intentionally left blank - signature page to follow]

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

       KMGP SERVICES, INC.
       KINDER MORGAN ENERGY PARTNERS, L.P.
       KINDER MORGAN, INC.
       KINDER MORGABN MANAGEMENT, LLC
       (each on its own behalf and on behalf of the other persons or entities included within the definition of KM)


       /s/ Joseph Listengart
       -------------------------------------
By:    Joseph Listengart
Title: Vice President and General Counsel


       EMPLOYEE

       /s/ Michael C. Morgan                           July 21, 2004
       --------------------------------------         ---------------------
       Michael C. Morgan                              Date

                                    Exhibit A

                                 FURTHER RELEASE

      For good and valuable consideration set forth in Paragraph 3 of the Retention and Non-Competition Agreement of which this Exhibit is a part (the "Agreement"), the receipt and sufficiency of which is hereby acknowledged, Michael C. Morgan ("Morgan") and KM (as defined in the Agreement) hereby agree as follows:

1. General Release. Morgan, for himself and his representatives, heirs, and assigns, hereby releases and forever discharges KM, and any present or former parent, sister, affiliate or subsidiary company, partnership, limited partnership or entity, and each of its and their shareholders, unit holders, partners, general partners, limited partners, officers, directors, employees, agents, representatives, legal representatives, accountants, successors, predecessors, and assigns (the "KM Releasees"), from all claims, demands, and actions of any nature, known or unknown, which Morgan may have against the KM Releasees as of the Effective Date of this Further Release, and specifically, but not limited to, any and all claims, known or unknown, in any manner arising out of or involving any aspect of his employment with any of the KM Releasees, and including, but not limited to, any rights or claims under the Texas Anti-Discrimination Act, the Age Discrimination in Employment Act ("ADEA"); Title VII of the Civil Rights Act of 1964; the Vocational Rehabilitation Act; the Americans with Disabilities Act; Executive Order 11246; the Civil Rights Act of 1871; the National Labor Relations Act; the Worker Adjustment and Retraining Notification Act; the Employee Retirement Income Security Act of 1974; the Equal Pay Act (all as may have been or may be amended from time to time); and any and all other municipal, state, and/or federal statutory, executive order, or constitutional provisions pertaining to employment, an employment relationship, sexual harassment and/or employee benefits; provided, however, that this release and waiver shall not apply to any rights which, by law, may not be waived, or any rights expressly set forth in the Agreement. This release and waiver also specifically includes, but is not limited to, any known or unknown claims in the nature of tort, statutory law, common law or contract claims, including specifically but not limited to any claim of wrongful refusal to hire, wrongful discharge, retaliatory discharge, unpaid wages, unpaid vacation, unpaid bonuses, unvested stock or stock options, unpaid benefits, intentional or negligent infliction of emotional distress, defamation, or other such claims in any manner arising out of or involving any aspect of Morgan's employment, the terms and conditions of such employment, or termination of employment with KM. This release also includes, without limitation, any and all known or unknown claims concerning attorney fees, costs, and any and all other expenses related to the claims released herein.

2. ADEA Release. By executing this Further Release, Morgan knowingly and voluntarily waives any and all claims under the Age Discrimination in Employment Act ("ADEA"), and further agrees with respect to the ADEA that:

      (a) This waiver is part of an Agreement that is written in a manner that he understands.

      (b) This waiver specifically refers to rights and claims arising under the ADEA.

      (c) Morgan does not waive any claims under the ADEA that may arise after the date that he executes this Further Release.

      (d)  Morgan waives ADEA rights or claims.

      (e) Morgan has had an opportunity to consult with an attorney before executing this Further Release insofar as it relates to waiver of claims under the ADEA and has been urged to do so.

      (f) Morgan has been afforded a minimum of 21 days from the date he received the Further Release within which to consider this Further Release insofar as it relates to claims under the ADEA.

      (g) Morgan shall have 7 days from the date he accepts and signs this Further Release within which to revoke his acceptance of this Further Release. To be effective, such revocation must be made in writing and delivered to the Executive Vice President Human Resources and Administration, Kinder Morgan, One Allen Center, 500 Dallas Suite 1000, Houston TX 77002, on or before the seventh (7th) day after Morgan signs it. If Morgan revokes this Further Release it shall not be effective or enforceable and he shall not receive the additional consideration set forth in Paragraph 4 of the Retention and Non-Compete Agreement that has not yet been paid to Morgan.

      (h) This Further Release shall become effective immediately upon the eighth (8th) day after Morgan signs this Further Release, assuming such Further Release is not revoked as provided in Paragraph 2(g) above.



Date:  July 21, 2004            /s/ Michael C. Morgan
       -------------------      ---------------------------------------
                                Michael C. Morgan

                                   SCHEDULE 1


Restricted stock granted on January 17, 2000 and January 16, 2001 shall not be affected in any way by this agreement.

Stock Option Agreements, dated April 20, 2000, and October 9, 1999, shall not be affected in any way by this agreement.

Restricted Stock Agreement, dated July 16, 2003, shall be amended to provide that 8,333 shares shall vest on July 16, 2006 and 15,000 shares shall vest on July 16, 2008. All other shares subject to that agreement shall be forfeited. The remaining terms and conditions of the Restricted Stock
Agreement shall apply with respect to the 23,333 shares that are not forfeited in connection with this Agreement.


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